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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in registration statement on Form S-8, with respect to the registration of shares sold pursuant to the Key Employee Stock Purchase Plan, as amended through December 27, 1996, of International Remote Imaging Systems, Inc. ("IRIS") of our report dated September 13, 1996 on our audits of the consolidated balance sheets of Perceptive Scientific Instruments, Inc. as of December 31, 1995 and 1994, and the related combined and consolidated statements of operations, stockholder's deficit and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K/A of IRIS dated July 31, 1996.





                                             /s/ COOPERS & LYBRAND L.L.P.

                                             COOPERS & LYBRAND L.L.P.

Houston, Texas
December 31, 1996